Exhibit 10.26

GROUP B AND C

General Growth Properties, Inc.
2010 Equity Incentive Plan

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

THIS NONQUALIFIED STOCK OPTION AWARD AGREEMENT (this “Award Agreement”) is made effective as of the effective date of the Third Amended and Restated Plan of Reorganization of General Growth Properties, Inc. and other debtors under Chapter 11 of the Bankruptcy Code, as Modified [Docket No. 6232], and as may be further modified (the “Effective Date”), between General Growth Properties, Inc., a Delaware corporation (the “Company”) and [•] (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the General Growth Properties, Inc. 2010 Equity Incentive Plan (the “Plan”).  Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.             Grant of the Option.  The Company hereby grants to the Participant the right and option (the “Option”) to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of [•] Shares as of the business day immediately following the Effective Date (the “Date of Grant”).  The Option is intended to be a Nonqualified Stock Option.

2.             Option Price.  The purchase price of the Shares subject to the Option shall be the closing price of a Share on the Date of Grant, as reported by the Wall Street Journal (the “Option Price”).

3.             Option Term.  The term of the Option shall be ten (10) years, commencing on the Date of Grant (the “Option Term”).  The Option shall automatically terminate upon the expiration of the Option Term, or at such earlier time specified herein or in the Plan.

4.             Vesting of the Option.  Subject to the Participant’s continued service to the Company through the applicable vesting date and the terms of the Plan, the Option shall vest in equal installments on each of the first five (5) anniversaries of the Date of Grant, such that twenty percent (20%) of the Option vests on each such anniversary (each, a “Vesting Date”).  At any time, the portion of the Option which has become vested in accordance with the terms hereof shall be called the “Vested Portion.”

5.             Termination of Service.

(a)           Termination of Service for Cause.  Upon a termination of the Participant’s Service by the Company for Cause the Option, including the Vested Portion, shall immediately terminate and be forfeited without consideration.

(b)           Termination of Service due to death, Disability or Retirement.  Upon a termination of the Participant’s Service by reason of death, Disability or Retirement, any unvested portion of the Option shall immediately terminate and be forfeited without consideration and the Vested Portion shall remain exercisable until the earlier of (i) three (3) years following such termination of Service and (ii) the expiration of the Option Term.

(c)           Other Terminations of Service.  Upon a termination of the Participant’s Service for any reason, other than pursuant to Sections 5(a) and 5(b) above, any unvested portion of the Option shall immediately terminate and be forfeited without consideration and the Vested Portion shall remain exercisable until the earlier of (i) one (1) year following such termination of Service and (ii) the expiration of the Option Term.

6.             Exercise Procedures.

(a)           Notice of Exercise.  To the extent exercisable, the Participant or the Participant’s representative may exercise the Vested Portion or any part thereof prior to the expiration of the Option Term by giving written notice to the Company in the form attached hereto as Exhibit A (the “Notice of Exercise”).  The Notice of Exercise shall be signed by the person exercising such Option.  In the event that such Option is being exercised by the Participant’s representative, the Notice of Exercise shall be accompanied by proof (satisfactory to the Company) of such representative’s right to exercise such Option.

(b)           Method of Exercise.  The Participant or the Participant’s representative shall deliver to the Company, at the time the Notice of Exercise is given, payment in a form permissible under Section 6.4 of the Plan for the full amount of the aggregate Option Price for the exercised Option.

(c)           Issuance of Shares.  Provided the Company receives a properly completed and executed Notice of Exercise and payment for the full amount of the aggregate Option Price, the Company shall promptly cause the Shares underlying the exercised Option to be issued in the name of the Person exercising the applicable Option.

7.             Definitions.

“Cause” means, unless otherwise determined by the Committee, (i) conviction or plea of guilty or no contest to any felony or crime of dishonesty or moral turpitude, (ii) gross negligence or willful misconduct in the performance of the Participant’s duties, (iii) drug addiction or habitual intoxication that adversely effects the Participant’s job performance or the reputation or best interests of the Company or any Affiliate, (iv) commission of fraud, embezzlement, misappropriation of funds, breach of fiduciary duty or a material act of dishonesty against the Company or any Affiliate, (v) material breach of any written employment, non-competition, non-solicitation, confidentiality or similar agreement with the Company or any Affiliate, (vi) noncompliance with Company policy or code of conduct, or (vii) willful and deliberate failure in the performance of the Participant’s duties in any material respect.

“Disability” means permanent and total disability as determined under the procedures established by the Committee for purposes of the Plan.

“Retirement” means, the Participant’s retirement from active employment (i) as determined in accordance with provisions of any employment contract with the Company or any Subsidiary or Affiliate that specifically pertains to retirement or (ii) at or after age 65 under circumstances that the Committee, in its sole discretion, may establish.

8.             No Right to Continued Service.  The granting of the Option evidenced hereby and this Award Agreement shall impose no obligation on the Company or any Affiliate to continue the Service of the Participant and shall not lessen or affect any right that the Company or any Affiliate may have to terminate the service of such Participant.

9.             Securities Laws/Legend on Certificates.  The issuance and delivery of Shares shall comply with all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.  If the Company deems it necessary to ensure that the issuance of securities under the Plan is not required to be registered under any applicable securities laws, each Participant to whom such security would be issued shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company which satisfies such requirements.  The certificates representing the Shares shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

10.           Transferability.  Unless otherwise provided by the Committee, the Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided, that, the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.  No such permitted transfer of the Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.  During the Participant’s lifetime, the Option is exercisable only by the Participant.

11.           Withholding.  The Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold any applicable withholding taxes in respect of the Option, its exercise or transfer and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

12.           Notices.  Any notification required by the terms of this Award Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid.  A notice shall be addressed to the Company, Attention:

General Counsel, at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

13.           Entire Agreement.  This Award Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof.  They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

14.           Waiver.  No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

15.           Successors and Assigns.  The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Award Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

16.           Choice of Law.  This Award Agreement shall be governed by the law of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

17.           Option Subject to Plan.  By entering into this Award Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan.  The Option is subject to the Plan.  The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

18.           No Guarantees Regarding Tax Treatment.  The Participant (or their beneficiaries) shall be responsible for all taxes with respect to the Option.  The Committee and the Company make no guarantees regarding the tax treatment of the Option.

19.           Amendment.  The Committee may amend or alter this Award Agreement and the Option granted hereunder at any time, subject to the terms of the Plan.

20.           Severability.  The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

21.           Signature in Counterparts.  This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

*	*	*

IN WITNESS WHEREOF, the parties hereto have entered into this Award Agreement.

GENERAL GROWTH PROPERTIES, INC.

Name:
Title:

Acknowledged as of the date first written above:

PARTICIPANT

SIGNATURE PAGE TO

AWARD AGREEMENT

EXHIBIT A

Notice of Exercise

General Growth Properties, Inc.
110 North Wacker Drive
Chicago, IL 60606
Attn:	Date of Exercise:

Ladies & Gentlemen:

1.             Exercise of Option.  This constitutes notice to General Growth Properties, Inc. (the “Company”) that pursuant to my Nonqualified Stock Option Award Agreement (the “Award Agreement”) under the Company’s 2010 Equity Incentive Plan (the “Plan”) I elect to purchase the number of Shares of Company common stock set forth below and for the price set forth below.  By signing and delivering this notice to the Company, I hereby acknowledge that I am the holder of the stock option (the “Option”) exercised by this notice and have full power and authority to exercise the same.

Date of Grant:

Number of Shares as to

which the Option is exercised

(“Optioned Shares”):

Shares to be issued in

name of:

Total exercise price:                             $

Cash Exercise

Cash payment delivered

herewith:                                                $

2.             Form of Payment.  Forms of payment other than cash or its equivalent (e.g. by cashier’s check) are limited by the Plan and are permissible only to the extent approved by the compensation committee of the Board of Directors of the Company (the “Committee”) or any committee designated thereby, in its sole discretion.

3.             Delivery of Payment.  With this notice, I hereby deliver to the Company the full purchase price of the Optioned Shares and any and all withholding taxes due in connection with the exercise of my Option.

4.             Rights as Stockholder.  While the Company will endeavor to process this notice in a timely manner, I acknowledge that until the issuance of the shares underlying the Optioned Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such shares, notwithstanding the exercise of my option(s).  No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance of the optioned stock.

5.             Interpretation.  Any dispute regarding the interpretation of this notice shall be submitted promptly by me or by the Company to the Committee, which shall review such dispute at its next regular meeting.  The resolution of such a dispute by such administrator of the Plan shall be final and binding on all parties.

6.             Governing Law; Severability.  This notice is governed by the internal substantive laws but not the choice of law rules, of Delaware.  In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this notice will continue in full force and effect without said provision.

7.             Entire Agreement.  The Plan and the Award Agreement under which the Optioned Shares were granted are incorporated herein by reference, and together with this notice constitute the entire agreement of the parties with respect to the subject matter hereof.

Very truly yours,

(social security number)

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